Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 25, 2012 relating to the consolidated financial statements which appears in Xplore Technologies Corp.’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012.  We further consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ PMB Helin Donovan, LLP Austin, Texas March 11, 2013